SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2005 (June 7, 2005)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

           101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

                                     (314) 863-1100
(Registrant's telephone number, including area code)

                                              None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On June 7, 2005 the Company announced the closing of three case goods manufacturing facilities and the conversion of an upholstery manufacturing facility to a warehouse.

Thomasville, a subsidiary of Furniture Brands, has announced the closing of Plant A, a high-end case goods manufacturing facility in Thomasville, North Carolina, and the concurrent closing of several smaller support facilities in the Thomasville area. Plant A has 373,000 square feet of manufacturing space and the support facilities represent an additional 436,600 square feet of space. These closings will entail the elimination of over 600 salaried and hourly jobs, and they should be completed by November of this year. Some of the products manufactured in Plant A will be manufactured in other Thomasville facilities, and the remainder will be imported. The activities formerly performed at the support facilities will be moved to other existing Thomasville locations.

Broyhill, also a subsidiary of Furniture Brands, has announced the closing of its Harper case goods facility and its Occasional 1 case goods facility, both located in Lenoir, North Carolina. The Harper facility is 390,000 square feet and the Occasional 1 facility is 419,000 square feet. The products manufactured in these two plants will be manufactured in other Broyhill plants in the Lenoir area. Broyhill expects to eliminate 484 jobs, and the closings are scheduled to be completed by November of this year.

In addition, Broyhill announced the conversion of its upholstery Plant 68 in Rutherfordton, North Carolina to an import distribution center for case goods. Upholstery production in the Rutherfordton facility will be moved to Broyhill’s Plant 3 in Lenoir, North Carolina and Plant 5 in Taylorsville, North Carolina. The Rutherfordton facility is 434,000 square feet and Broyhill expects to eliminate 160 jobs. The conversion should be completed by September of this year.

The Company also announced it expects second quarter 2005 sales to be flat to modestly down against last year, and second quarter net earnings per common share on a diluted basis to be in the $0.11 to $0.13 range, which includes the effects of a restructuring charge of $0.19 cents per common share attributable to these plant closings and to other previously announced charges.

Item 9.01.     Financial Statements and Exhibits

(c) Exhibits

99 Press Release, dated June 7, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:     June 8, 2005

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release, dated June 7, 2005